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                                                                  Exhibit 10.5.1

                           SALE AND TRANSFER AGREEMENT

      THIS SALE AND TRANSFER AGREEMENT (this "Agreement"), dated as of June 30, 1999, entered into by and between MEDICIS PHARMACEUTICAL CORPORATION, a Delaware corporation ("Medicis"), and IMX PHARMACEUTICALS, INC., a Utah corporation ("IMX"),

                                   WITNESSETH:

      WHEREAS, Medicis (or its Affiliate) and IMX entered into a joint venture agreement for the creation of The Exorex Company, LLC (the "LLC") in June 1998;

      WHEREAS, the LLC has entered into the Asset Purchase Agreement, dated June 29, 1999, by and among the LLC, Medicis, IMX and Bioglan Pharma, PLC ("Bioglan") for the sale of substantially all of its assets to Bioglan (the "Asset Purchase Agreement");

      WHEREAS, the LLC has entered into the Transition Services Agreement, dated June 30, 1999, between the LLC and Bioglan ("Transition Service Agreement");

      WHEREAS, capitalized terms used herein without definition shall have the meaning set forth in the Asset Purchase Agreement;

      NOW, THEREFORE, in consideration of the premises and covenants herein and subject to the terms and conditions contained herein, the parties hereto agree as follows:

      1. Sale. Immediately prior to the consummation of the proposed Closing, IMX shall sell all of its right, title and interest in the LLC to Medicis, and at the Closing Medicis shall pay IMX $3.6 million.

      2. Transfer. At the Closing, Medicis shall cause the inventory of the LLC as of the Closing Date with a shelf life of less than twelve months as of the Closing Date to be transferred to IMX.

      3. Release. Subject to the obligations of the parties under the Asset Purchase Agreement, the Transition Services Agreement and this Agreement, IMX hereby releases, remises and forever discharges Medicis and the LLC from all claims, rights, actions and causes of action, whether legal or equitable in nature, accrued or unaccrued, asserted or unasserted, now existing or hereafter arising, in connection with or relating to the LLC, including but not limited to all products in the Exorex Product Line. Subject to the obligations of the parties under the Asset Purchase Agreement, the Transition Services Agreement and this Agreement, Medicis and the LLC hereby release, remise and forever discharge IMX from all claims, rights, actions and causes of action, whether legal or equitable in nature, accrued or unaccrued, asserted or unasserted, now existing or hereafter arising, in connection with or relating to the LLC.

      4. Best Efforts. IMX shall use its best efforts to assist the LLC in the performance of the LLC's obligations under the Transition Services Agreement, including continuing the performance of ordinary course obligations;

      5. Guarantee. IMX shall guarantee the obligations of the LLC under the Transition Services Agreement to the extent that obligations are within the reasonable control of IMX, and at the Closing IMX shall execute and deliver the Transition Services Agreement as a guarantor of such obligations.

      6. Transition Services Agreement. In connection with the Transition Services Agreement, IMX and Medicis agree that any fees and expenses paid to the LLC pursuant to Section 4.1 of the Transition Services Agreement shall be shared equally.

      7. Other Agreements. The parties hereto shall terminate the New Product Agreement, dated June 18, 1998, between Medicis and IMX, at the Closing. The parties hereto hereby agree to take such action as is necessary at the Closing to terminate the obligations arising on and after the Closing under (A) the Consulting, Confidentiality and Non-Compete Agreement between IMX and the LLC, dated June 18, 1998 and (B) the Non-Disclosure and Invention Agreements entered into by (i) Adele Folk, dated as of June 22, 1998, (ii) Gary Spielfogel, dated as of June 22, 1998, (iii) Marc Falkin, dated as of June 22, 1998 and (iv) Bill Forster dated as of June 22, 1998; provided, however, that all obligations arising under the Consulting, Confidentiality and Non-Compete Agreement and such Non-Disclosure and Invention Agreements, other than any obligations with respect to non-competition which, except as set forth in the succeeding paragraph shall be terminated, arising prior to the Closing shall not be terminated and shall remain in full force and effect.

      Medicis covenants and agrees that for a period of twenty-four (24) months, it will comply with the covenant set forth in Section 13.2 of the Joint Venture Agreement between Medicis, the LLC and IMX dated as of June 12, 1998 (the "Joint Venture Agreement"). The obligations of IMX set forth in Section 13 of the Joint Venture Agreement arising after the Closing shall terminate at the Closing. As of the Closing, IMX shall have no further obligations under Section 13 of the Joint Venture Agreement.

      8. Indemnification Procedures. In the event that the LLC becomes obligated to indemnify, or is requested to indemnify, Bioglan under the Asset Purchase Agreement, Medicis shall have primary responsibility for defending against such indemnification obligations; provided, however, that Medicis shall not settle any dispute relating thereto without the prior consent of IMX, which consent shall not be unreasonably withheld, conditioned or delayed. Medicis shall bear all fees and expenses (including attorneys' fees and expenses) in connection with the defense of any such dispute as such fees and expenses arise; provided, however, that after the conclusion of any such dispute Medicis and IMX shall mutually in good faith reallocate the burden of such fees and expenses fairly and appropriately between Medicis and IMX. Medicis and IMX initially shall equally bear all other liabilities and obligations in connection with or resulting from any such dispute as and when the obligation to pay such liabilities and


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

obligations arises. Thereafter, Medicis and IMX shall mutually in good faith reallocate the burden of such liabilities and obligations fairly and appropriately between Medicis and IMX. In the event that Medicis and IMX do not agree to the appropriate reallocation of such fees, expenses, liabilities and obligations between themselves within forty-five (45) days after the conclusion of any such dispute, with respect to fees and expenses, or after the initial payment by Medicis and IMX, with respect to liabilities and obligations, such reallocation shall be determined in accordance with the arbitration provisions set forth in Section 16 hereof.

      9. Amendment. This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

      10. Binding Effect. The rights and obligations of the parties hereto under this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but may not be assigned by either party without the prior written consent of the other party hereto. Nothing set forth herein shall prevent either party from assigning its rights or obligations hereunder to an Affiliate of the party provided that no such assignment shall relieve such party of its obligations hereunder.

      11. Headings. All headings in this Agreement are for convenience only and shall not affect the interpretation or meaning of any provision hereof.

      12. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, merges all prior negotiations, agreements and understandings, and states in full all representations and warranties applicable to this Agreement.

      13. Waiver. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

      14. Severability. If any provision of this Agreement is found or declared to be invalid or unenforceable by any court or other competent authority having jurisdiction, such finding or declaration shall not invalidate any other provision hereof, and this Agreement shall thereafter continue in full force and effect except that such invalid or unenforceable provision, and (if necessary) other provisions thereof, shall be reformed by a court of competent jurisdiction so as to effect, insofar as is practicable, the intention of the parties as set forth in this Agreement, provided that if such court is unable or unwilling to effect such reformation, the invalid or unenforceable provision shall be deemed deleted to the same extent as if it had never existed.

      15. Governing Law. This Agreement shall be governed by the substantive laws of the State of Arizona (without regard to principles of conflict of laws) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. The parties hereto submit to the personal jurisdiction of the state and federal courts in Arizona.


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

      16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      17. Arbitration. The parties shall promptly submit to arbitration any dispute which may arise in connection with this Agreement that is not promptly resolved by them, except that each party may seek injunctive relief for breaches of this Agreement if either party makes a good faith determination that a breach of the terms of this Agreement by the other party will result in irreparable harm and that injunctive relief is the only adequate remedy.

      The American Arbitration Association shall have jurisdiction over the arbitration, which shall be conducted in accordance with the Commercial Arbitration Rules of such Association, except as modified by agreement of the parties.

      In the event a dispute is to be submitted to arbitration pursuant to this
Section 16, the parties agree that the dispute shall be resolved by a private arbitration conducted by one arbitrator. Within ten (10) days after the submission of such dispute to arbitration, the parties shall agree upon one arbitrator, selected from a panel of five individuals, none of whom is an officer, director or employee of a party or an Affiliate of such party, or a person who has a direct or indirect personal or financial interest in the outcome of the arbitration, designated by the American Arbitration Associated from its permanent panel of commercial arbitrators. The parties shall select the arbitrator by alternately striking names of the individuals so designated until only one name remains. A coin toss will determine which party is to strike the first name.

      The arbitrator shall set a hearing date for an arbitration (the "Hearing") within ninety (90) days from the date the arbitrator is selected, unless otherwise agreed by the parties. At least fifteen (15) days before the Hearing, each party shall submit to the arbitrator a list of all witnesses and exhibits which it intends to present at the Hearing. No later than ten (10) days before the Hearing, each party shall provide to the arbitrator a short (not to exceed five single-spaced pages or such other page limit as the arbitrator permits) statement of its position with regard to the dispute. Notwithstanding the Commercial Arbitration Rules, each party shall have the right to conduct up to a total of two depositions. At the Hearing, each party shall, unless it waives the opportunity, make an oral opening statement and an oral closing statement. The arbitrator shall not be strictly bound by rules of procedure or rules of evidence, but shall use the Federal Rules of Evidence as a guideline in conducting the Hearing. When testimony is complete and each party has introduced its exhibits pursuant to the provisions of this Agreement, and each party has made a closing statement pursuant to the provisions of this Agreement or waived the opportunity to do so, the arbitrator shall declare the Hearing closed; provided that the parties may submit post-hearing briefs pursuant to an agreed upon schedule or a schedule formulated by the arbitrator. The Hearing shall be conducted in private. Attendance at the Hearing shall be limited to the following: (i) the arbitrator; (ii) representatives of each party; (iii) each party's attorneys and such attorneys' assistants or advisors, if any, including expert witnesses if any; (iv) a court reporter if requested by either party; and
(v) any witnesses. The arbitrator may sequester witnesses upon the motion of a party. Within thirty (30) days of the close of the Hearing or submission of the post-hearing briefs, the arbitrator shall issue a written


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opinion and an award (the "Award") based on evidence, arguments and post-hearing briefs, if any. The Award shall be a decision of the arbitrator, shall resolve the parties' dispute and shall be final and binding on the parties. Except as otherwise provided in this Agreement, there shall be no ex parte communication regarding the subject matter of the Hearing, in which event the arbitrator will render and deliver to the parties a written opinion and Award within thirty (30) days of being notified that the parties waive the Hearing. Notwithstanding any other provision of this Agreement, the arbitrator shall have no power to delete from, add to or modify the terms of this Agreement, and may not award any remedy which effectively conflicts directly or indirectly with any provision of this Agreement.

      In any arbitration, all of the reasonable costs and expenses of the Successful Party (including reasonable attorneys' fees and expenses), all fees and expenses of experts retained by the Successful Party and all costs of the arbitrator shall be borne by the Losing Party in such arbitration. The "Losing Party" and the "Successful Party" shall be determined by the arbitrator based on the relative success or failure of each party to such arbitration.

      18. Further Assurances. IMX and Medicis each agree to use reasonable best efforts to implement the provisions of this Agreement, the Asset Purchase Agreement and the Transition Services Agreement. In connection therewith, IMX will, without further consideration, from time to time, whether before or after the Closing, execute and deliver such further documents and take such other action as may be required or desirable to carry out the purposes and intent of this Agreement, the Asset Purchase Agreement and the Transition Services Agreement, including (i) promptly executing and delivering, or using reasonable best efforts to cause to be executed and delivered, to Medicis consents and other instruments in addition to those required by this Agreement, the Asset Purchase Agreement and the Transition Services Agreement in form and substance reasonably satisfactory to Medicis and its counsel, and taking all such other actions as Medicis may reasonably deem necessary or desirable to implement any provision of this Agreement, and (ii) permit Medicis reasonable access to such files and personnel of IMX and the LLC.

                      [The next page is the signature page]


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      IN WITNESS WHEREOF, the parties hereto have executed this Sale and
Transfer Agreement as of June 30, 1999.

                              MEDICIS PHARMACEUTICAL CORPORATION

                              By:
                                  -------------------------------------
                                  Name:
                                        -------------------------------
                                  Title:
                                         ------------------------------


                              IMX PHARMACEUTICALS, INC.

                              By:
                                  -------------------------------------
                                  Name:
                                        -------------------------------
                                  Title:
                                         ------------------------------


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